EX-28.g.2.c

DFA INVESTMENT DIMENSIONS GROUP INC.

6300 Bee Cave Road, Building One

Austin, Texas 78746

United States of America

(512) 306-7400

October 13, 2014

State Street Bank and Trust Company

Copley Tower

100 Huntington Avenue

Boston, MA 02116

Attention: Steve Duncan, Senior Vice President

Re: DFA INVESTMENT DIMENSIONS GROUP INC. (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as DFA Municipal Real Return Portfolio (the “Portfolio”).

In accordance with Section 20.6, the Additional Portfolios provision, of the U.S. Mutual Funds Custodian Agreement (as amended, modified or supplemented from time, the “Custodian Agreement”) dated as of October 3, 2012 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the Portfolio under the terms of the Custodian Agreement. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 20.7 of the aforementioned contract.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Custodian Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

DFA INVESTMENT DIMENSIONS GROUP INC. on behalf of: DFA MUNICIPAL REAL RETURN PORTFOLIO

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President, Duly Authorized

EX-28.g.2.c

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized

Effective Date: October 15, 2014

EX-28.g.2.c

APPENDIX A

TO

CUSTODIAN AGREEMENT (U.S. MUTUAL FUNDS)

Updated as of November 3, 2014

DFA Investment Dimensions Group Inc.

* U.S. Small Cap Portfolio

* U.S. Small Cap Value Portfolio

* U.S. Large Cap Value Portfolio

* Enhanced U.S. Large Company Portfolio

* U.S. Micro Cap Portfolio

* U.S. Targeted Value Portfolio

* Japanese Small Company Portfolio

* United Kingdom Small Company Portfolio

* Continental Small Company Portfolio

* Asia Pacific Small Company Portfolio

* DFA One-Year Fixed Income Portfolio

* DFA Two-Year Global Fixed Income Portfolio

* Emerging Markets Portfolio

* Emerging Markets Small Cap Portfolio

* Emerging Markets Value Portfolio

* DFA Real Estate Securities Portfolio

* DFA Intermediate Government Fixed Income Portfolio

* DFA Short-Term Government Portfolio

* VA U.S. Targeted Value Portfolio

* VA U.S. Large Value Portfolio

* VA Short-Term Fixed Portfolio

* International Small Company Portfolio

* Tax-Managed U.S. Targeted Value Portfolio

* Tax-Managed U.S. Small Cap Portfolio

* Tax-Managed U.S. Marketwide Value Portfolio

* Tax-Managed U.S. Equity Portfolio

* U.S. Core Equity 1 Portfolio

* U.S. Core Equity 2 Portfolio

* U.S. Vector Equity Portfolio

* DFA Inflation-Protected Securities Portfolio

* DFA California Short-Term Municipal Bond Portfolio

* T.A. U.S. Core Equity 2 Portfolio

* U.S. Social Core Equity 2 Portfolio

* CSTG&E U.S. Social Core Equity 2 Portfolio

* LWAS/DFA International High Book to Market Portfolio

* U.S. Sustainability Core 1 Portfolio

* DFA Global Real Estate Securities Portfolio

* DFA California Intermediate-Term Municipal Bond Portfolio

* DFA Investment Grade Portfolio

* Dimensional Retirement Equity Fund II

* Dimensional Retirement Fixed Income Fund II

* DFA Intermediate-Term Municipal Bond Portfolio

* DFA Short-Term Municipal Bond Portfolio

* U.S. Large Cap Growth Portfolio

* U.S. Small Cap Growth Portfolio

* DFA VA Global Moderate Allocation Portfolio

* U.S. Large Cap Equity Portfolio

* DFA Municipal Real Return Portfolio